UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2021

CTO REALTY GROWTH, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-11350

Maryland	59-0483700
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

(Address of Principal Executive Offices, including Zip Code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value per share	CTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of CTO Realty Growth, Inc. (the “Company”) was held on May 26, 2021 via virtual meeting format.  At the 2021 Annual Meeting, the Company’s stockholders (i) elected John P. Albright, George R. Brokaw, Laura M. Franklin, R. Blakeslee Gable, Christopher W. Haga and Casey R. Wold to serve as members of the board of directors of the Company until the Company’s 2022 Annual Meeting of Stockholders; (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

The proposals below are described in detail in the Company’s definitive proxy statement dated April 15, 2021.  The voting results for each proposal are as follows:

Proposal 1 – Election of Directors:

			BROKER
	FOR	WITHHELD	NON-VOTES
John P. Albright	3,054,593	56,323	1,396,135
George R. Brokaw	2,653,582	457,334	1,396,135
Laura M. Franklin	3,048,650	62,266	1,396,135
R. Blakeslee Gable	2,873,152	237,764	1,396,135
Christopher W. Haga	2,761,622	349,294	1,396,135
Casey R. Wold	2,906,461	204,455	1,396,135

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2021:

     FOR     AGAINSTABSTAIN

 4,436,174    35,3518,526

Proposal 3 – Advisory vote to approve executive compensation:

    BROKER

     FOR     AGAINSTABSTAINNON-VOTES

 2,980,766   100,524   29,626    1,396,135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2021CTO Realty Growth, Inc.

By: /s/John P. Albright

John P. Albright, President and Chief Executive Officer